                                                                   EXHIBIT 10.25

                                AMENDMENT NO. 1
                                     TO THE
                        1994 EMPLOYEE STOCK OPTION PLAN
                                      FOR
                               KIRBY CORPORATION

     The Board of Directors of Kirby Corporation, a Nevada corporation (the "Company"), amends the 1994 Employee Stock Option Plan for Kirby Corporation (the "Plan") in the following respects only:

     1. Add in Section 2 the following definitions:

          (u) "CORPORATE TRANSACTION" shall mean (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of
     (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; (iii) a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company.

          (v) "SALES RESTRICTIONS" shall mean such restrictions on an Optionee's (or the successor to the rights of the Optionee pursuant to SECTION 10) right to sell Shares acquired through the exercise of an Option which are imposed by the Committee, in its sole discretion, pursuant to a Restriction Notice as provided in Section 11(b); provided, however, that such Sales Restrictions shall not prevent an Optionee from selling an aggregate of 50,000 such Shares during a calendar month.

          (w) "OUTSIDE DIRECTOR" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, effective August 15, 1996.

          (x) "EXTENSION NOTICE" shall mean the written notice to the Optionee described in Section 8(c).

          (y) "RESTRICTION NOTICE" shall mean the written notice to the Optionee imposing Sales Restrictions as provided in SECTION 11(b).

     2. Add at the beginning of Section 7(b), the following:

          (b) Except as otherwise provided in an Extension Notice [but only with respect to Options granted on or after November 5, 1996], the expiration date . . . .

     3. In Section 7(d) between the words "which" and "any," add the phrase:

                              "all or any part of"

     4. Section 7(e) is hereby amended by adding at the beginning of such Section the following:

          (b) With respect to Options granted prior to November 5, 1996, on . .
     . .

     5. The first paragraph of Section 8(a) is hereby amended to read as follows:

          (a) Unless otherwise provided in any Option or in an Extension Notice, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     6. Section 8(b) is hereby amended by adding at the beginning of such Section the following:

          (b) With respect to Options granted prior to November 5, 1996, if . .
     . .

     7. Section 8 is hereby further amended by adding the following new
Sections:

          (c) With respect to Options granted on or after November 5, 1996, notwithstanding any provision of this Plan to the contrary, on or before the date of termination of a Nonqualified Stock Option, the Committee in its sole discretion may give the Optionee an Extension Notice extending the termination date of all or any part of such Nonqualified Stock Option to any date specified by the Committee in such Extension Notice which is not later than the earlier of (i) the date described in SECTION 8(a)(vi), or
     (ii) ten (10) days after the date on which all of the Sales Restrictions (if any) with respect to Shares subject to such Nonqualified Stock Option shall lapse.

          (d) With respect to Options granted on or after November 5, 1996, notwithstanding any provision of the Option to the contrary, including without limitation any extension due to an Extension Notice, the Committee, in its sole discretion, may, by giving written notice (a "CANCELLATION NOTICE") cancel, effective upon the date of the consummation of a Corporate Transaction, all or any portion of such Option that remains unexercised for any reason on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such transaction.

     8. Section 11 is hereby amended by changing the caption to "ISSUANCE AND SALE OF SHARES," by designating the first paragraph there as "(a)," deleting the word "and" at the end of SUBSECTION 11(a)(i), adding the word "and" at the end of SUBSECTION 11(a)(ii), and adding at the end thereof the following new SUBSECTION (iii) as follows:

          (iii) An agreement to allow the Company to retain possession of certificates evidencing any Shares acquired through the exercise of an Option which are subject to Sales Restrictions.

     9. Section 11 is hereby further amended by adding a new paragraph (b) as follows:

          (b) With respect to Options granted on or after November 5, 1996, unless expressly provided to the contrary in the Option, the Committee may, in its sole discretion, impose Sales Restrictions on all or any portion of the Shares subject to a Nonqualified Stock Option or acquired through the exercise of a Nonqualified Stock Option, by delivering a written Restriction Notice to the Optionee not later than ten (10) days following the exercise of such Nonqualified Stock Option.

     10. Section 14(a) is amended to read as follows:

          (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (herein called the "COMMITTEE") consisting of not less than three (3) members of the Board, all of whom are Outside Directors. Except for the powers set forth in SECTION 17 which are expressly reserved to the Board, and such other limitations which are imposed in writing by the Board or in resolutions adopted by the Board, the Committee shall have all of the powers of the Board with respect to the Plan and the Options. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     11. Section 16(g) is amended to read as follows:

          (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, except to the extent a record is determined by the Committee or the Board to be incorrect.

     12. Section 16(i) is amended to read as follows:

          (i) The Company does not assume liability, and shall have no liability, to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Committee, or the Board, and by accepting an Option, an Optionee shall be deemed to release the Company, the Board and the Committee and its agents, from any such liability.

     13. Section 16(j) amended to read as follows:

        (j) Reserved.

     14. Section 17 is hereby amended to read as follows:

          Section 17. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that only the Board may amend the Plan to increase the number of Shares subject to grant under the Plan, change the class of persons eligible to receive Options, or change the provisions of SECTION 8(a)(vi), provided further that no amendment may alter any provision of the Plan or any Option without compliance with any applicable shareholder approval requirements promulgated under the Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that no amendment, suspension or cancellation of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option or under the terms of the Plan (including, without limitation, SECTIONS 8(d) AND 11(b)), substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     The Board of Directors of the Company is advised that the foregoing amendments do not require approval of the Stockholders of the Company and, accordingly, the amendments will not be submitted to the Stockholders of the Company and shall become effective this date.

     The Board of Directors of the Company approved the foregoing amendments on November 5, 1996.

                                    KIRBY CORPORATION

                                    By:      /s/ G. STEPHEN HOLCOMB
                                       ---------------------------------------
                                       G. Stephen Holcomb, Assistant Secretary

EFFECTIVE DATE:
November 5, 1996